Exhibit 8.1
STRASBURGER & PRICE, LLP
901 Main Street. Suite 4400
Dallas, Texas 75202
Telephone: 214-651-4300
Facsimile: 214-651-4330
December 1, 2008
EZCORP, Inc.
1901 Capital parkway
Austin, TX 78746
Ladies and Gentlemen:
We have acted as counsel to EZCORP, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement (Registration No. 333-153703) on Form S-4 (the “Registration Statement”) regarding the merger by and between Value Financial Services, Inc., EZCORP, Inc., and Value Merger Sub, Inc. This opinion and consent is being furnished in accordance with the requirements of Item 601(b)(8) and 601(b)(23) of Regulation S-K of the Securities Act.
In delivering this opinion letter, we have reviewed and relied upon the Registration Statement. Also, in addition to the documents referred to above, we have examined and relied upon as to matters of fact: originals, or duplicates or certified or conformed copies of such corporate records, agreements, documents and other instruments and certificates or comparable documents. We have also made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Registration Statement, all statements of law and legal conclusions set forth in the Registration Statement pertaining to United States federal income tax law (specifically including the statements of law and legal conclusions under the heading “Material United States Federal Income Tax Consequences of the Merger” to the extent such statements or legal conclusions pertain to matters of United States federal income tax law) fairly summarize the matters described therein in all material respects and constitute our opinion with respect thereto.

EZCORP, Inc.
December 1, 2008

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Material United States Federal Income Tax Consequences of the Merger.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Strasburger & Price, LLP
Strasburger & Price, LLP